UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): May 19, 2017

COGENTIX MEDICAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20970	13-3430173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5420 Feltl Road Minnetonka, Minnesota	53343
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (952) 426-6140

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2017, the Compensation Committee of Cogentix Medical, Inc. (the “Company”) adopted and approved a Management Incentive Plan for the fiscal year ended December 31, 2017 (the “2017 MIP”).  The 2017 MIP is designed to provide a short-term cash incentive opportunity to Cogentix’s key management, including the named executive officers, for the achievement of specific corporate performance goals during the fiscal year.

The Compensation Committee determined that the 2017 MIP will be based on three weighted, corporate performance measures: consolidated revenue (75%), completion of a business development opportunity (15%) and team member retention (10%).  The bonus based on consolidated revenue performance can range from 0% to 200% of target.  The bonus for each of the remaining measures will be paid out at 100% if and only if the measure is achieved, and then the bonus on each measure may be scaled up to 200% based on consolidated revenue performance.

The following describes the short-term cash incentive opportunity under the 2017 MIP for our named executive officers.

•	Darin Hammers (President & CEO) target bonus of 65% of base salary.
•	Brett Reynolds (Sr. VP, CFO) target bonus of 45% of base salary.
•	Chris Arnold (VP of Sales) target bonus of 40% of base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGENTIX MEDICAL, INC.

Date: May 24, 2017	By:	/s/ Brett Reynolds
	Name:	Brett Reynolds
	Title:	Senior Vice President and Chief Financial Officer